  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 2000.

                                                 REGISTRATION STATEMENT NO. 333-

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                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           OMEGA PROTEIN CORPORATION
             (Exact name of registrant as specified in its charter)

            NEVADA                                            76-0562134
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                              1717 ST. JAMES PLACE
                                   SUITE 550
                              HOUSTON, TEXAS 77056
         (Address, including zip code, of Principal Executive Offices)

                           OMEGA PROTEIN CORPORATION
                         2000 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                          JOSEPH L. VON ROSENBERG III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              1717 ST. JAMES PLACE
                                   SUITE 550
                              HOUSTON, TEXAS 77056
                                 (713) 623-0060
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 -------------

                                    COPY TO:
                           KRISTIN L. HAMILTON, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002

==============================================================================================================
                                                                                    PROPOSED
                                                                   PROPOSED         MAXIMUM
                                                 AMOUNT             MAXIMUM        AGGREGATE       AMOUNT OF
                                                  TO BE         OFFERING PRICE      OFFERING     REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED       REGISTERED (1)        PER SHARE       PRICE (2)        FEE (2)
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      5,974,674 Shares                (2)   $46,610,423         $12,306
=============================================================================================================

(1) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Of the 5,974,674 shares of Common Stock registered hereby, (i) 5,203,500 are subject to options previously granted and not forfeited under the 2000 Long-Term Incentive Plan (the "Incentive Plan") at an average aggregate exercise price of $8.67 per share, and (ii) 771,174 shares are subject to options or other awards to be granted under the Incentive Plan at exercise prices to be determined. The proposed maximum offering price per share of the remaining 771,174 shares is $1.94, estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low price per share of the Registrant's Common Stock on the New York Stock Exchange on August 7, 2000.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Omega Protein Corporation (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

       (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

       (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed March 30, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation and By-Laws limit the liability of directors to the fullest extent permitted by Nevada law. This is intended to allow the Company's officers and directors the benefit of the Nevada Corporation Law which provides that directors of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as

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directors, except under certain circumstances, including (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) the willful or grossly negligent payment of unlawful distributions.

     The Nevada Corporation Law and the Company's Articles of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit or proceeding to which such person is named a party by reason of having acted or served in such capacity, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to judgments or settlements obtained against a director, officer, employee or agent of the Company resulting from lawsuits filed by the Company or derivative suits filed on behalf of the Company, such a person cannot be indemnified for such expenses unless and only to the extent that a court determines that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses. The Company has entered into indemnification agreements with its officers and directors which provide for indemnification and advancement of expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number  Description
------  -----------

5.1   Opinion of Counsel.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2  Consent of Counsel (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1 Omega Protein Corporation 2000 Long-Term Incentive Plan (incorporated by reference to the Registrant's Definitive Proxy Statement on Schedule 14A filed April 28, 2000).

ITEM 9.  UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 8, 2000.

                                    Omega Protein Corporation

                                    By:  /s/ JOSEPH L. VON ROSENBERG III
                                         ----------------------------------
                                         Joseph L. von Rosenberg III
                                         Chief Executive Officer, President
                                         and Director


                               POWERS OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Robert W. Stockton and John T. Held, and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

SIGNATURE                                            TITLE                     DATE
--------------------------------------   ------------------------------   --------------
/S/ JOSEPH L. VON ROSENBERG III          Chief Executive Officer,         August 8, 2000
--------------------------------------   President and Director
Joseph L. Von Rosenberg III

/S/ ROBERT W. STOCKTON                   Executive Vice President         August 8, 2000
--------------------------------------   and Chief Financial Officer
Robert W. Stockton                       (Principal Accounting Officer)

/S/ GARY L. ALLEE                        Director                         August 8, 2000
--------------------------------------
Gary L. Allee

/S/ MALCOM I. GLAZER                     Director                         August 8, 2000
--------------------------------------
Malcolm I. Glazer

/S/ AVRAM A. GLAZER                      Director                         August 8, 2000
--------------------------------------
Avram A. Glazer

/S/ WILLIAM LANDS                        Director                         August 8, 2000
--------------------------------------
William Lands

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number          Description
------          -----------

5.1     Opinion of Counsel.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Counsel (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1 Omega Protein Corporation 2000 Long-Term Incentive Plan (incorporated by reference to the Registrant's Definitive Proxy Statement on Schedule 14A filed April 28, 2000).